Exhibit 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

August 27, 2001

Dear Sir or Madam:

We have read the five paragraphs of Item 4 included in the Form 8-K, dated August 27, 2001 of Main Street and Main Incorporated (Commission File Number:
000-18668) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP



Copy to: Lawrence K. White, Vice President - Finance,
         Main Street and Main Incorporated